Exhibit 10.1

AMENDMENT NO. 1 TO THE
PLANET 13 HOLDINGS INC.
2023 EQUITY INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the Planet 13 Holdings Inc. 2023 Equity Incentive Plan, as amended (the “Plan”) was adopted by the Board of Directors (“Board”) of Planet 13 Holdings Inc., a Nevada corporation (the “Company”) on June 11, 2025.

WHEREAS, the Plan was adopted, upon receipt of approval by the Company’s stockholders and the Board, effective as of September 15, 2023.

WHEREAS, on June 10, 2025, at the 2025 annual general meeting of stockholders, the stockholders of the Company approved an amendment to the Plan to increase the number of shares of common stock of the Company, no par value (“common stock”) authorized for issuance thereunder from 22,000,000 to 32,000,000.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 4.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“4.1 Subject to adjustment in accordance with Section 10, a total of 32,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan and all other security based compensation arrangements of the Company, including the Prior Plans (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards. For the avoidance of doubt:

         (A)         any outstanding Awards under the Prior Plans on the Effective Date shall count towards the Total Share Reserve; and

         (B)         (i) any shares of Common Stock that were previously, before the Effective Date, issued under the Prior Plans on exercise of Options and/or vesting of Restricted Stock Units; and

(ii) Awards under the Prior Plans which are not outstanding as of the Effective Date, shall in each case not count towards the Total Share Reserve available for the grant of Awards under the Plan.”

Section 4.2 of the Plan is hereby deleted and replaced in its entirety with the following:

“4.2    Subject to adjustment in accordance with Section 10, no more than 32,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options under the Plan and all other security based compensation arrangements of the Company, including the Prior Plans (the “ISO Limit”).”

Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.